Exhibit 99.1
Telos Corporation Announces Second Quarter Results Above Guidance: Reports $28.5 Million of Revenue, 34.1% GAAP Gross Margin, and 42.0% Cash Gross Margin
•Reports Second Quarter Results Above High End of Guidance Range on Key Financial Metrics
•Delivered $28.5 Million of Revenue, Reflecting Outperformance by Secure Networks
•Generated 34.1% GAAP Gross Margin; Expanded Cash Gross Margin by 326 Basis Points to 42.0%
•Expanded Network of TSA PreCheck® Enrollment Centers from 28 to 83 Locations in Three Months; Expect to Reach 500 Locations in 2025
Ashburn, Virginia, August 9, 2024 – Telos Corporation (NASDAQ: TLS), a leading provider of cyber, cloud and enterprise security solutions for the world’s most security-conscious organizations, today announced financial results for the second quarter of 2024.
“Telos exceeded the high end of our guidance range for the second quarter on key financial metrics including total company revenue, margin and profit. While GAAP gross margin contracted 349 basis points compared to the second quarter of 2023 primarily due to higher amortization, we expanded cash gross margin 326 basis points to 42.0%,” said John B. Wood, chairman and CEO, Telos. “I am also pleased to report we have accelerated expansion of our TSA PreCheck® enrollment locations in the second quarter and expect to reach 500 locations in 2025. We look forward to continuing to work with TSA and grow this important national security program throughout the remainder of 2024 and into 2025.”

Second Quarter 2024 Financial Highlights
	Three Months Ended
	June 30, 2024	June 30, 2023
	(in millions, except per share data)
Revenue	$28.5	$32.9
Gross Profit	$9.7	$12.4
Gross Margin	34.1%	37.6%
Cash Gross Profit [1]	$12.0	$12.8
Cash Gross Margin [1]	42.0%	38.8%
GAAP Net Loss	$(7.8)	$(8.0)
Adjusted Net Loss [1]	$(6.6)	$(1.9)
EBITDA[1]	$(5.2)	$(7.8)
Adjusted EBITDA [1]	$(2.9)	$—
Adjusted EBITDA Margin [1]	(10.3)%	(0.1)%
GAAP EPS	$(0.11)	$(0.12)
Adjusted EPS [1]	$(0.09)	$(0.03)
Weighted-average Shares of Common Stock Outstanding	72.0	69.4
Cash Flow from Operations	$(8.0)	$(4.1)
Free Cash Flow [1]	$(11.3)	$(8.6)
1 Cash Gross Profit, Cash Gross Margin, Adjusted Net Loss, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, and Free Cash Flow are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below.

Selected Second Quarter Business Highlights:
•TSA PreCheck
◦Successfully expanded network of enrollment locations from 28 locations to 83 locations over the past three months.
◦Locations geographically distributed across key markets in 23 states including Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Louisiana, Maryland, Michigan, Minnesota, Missouri, Nevada, North Carolina, Ohio, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, and Washington.
◦Expect to reach 500 enrollment locations in 2025.
◦Continue to successfully process renewals at https://tsaprecheckbytelos.tsa.dhs.gov/
•Other notable events
◦Awarded Xacta® new orders include the New Zealand Government, Five9, and a Fortune 100 technology company as well as renewals from the Government Publishing Office, National Endowment for the Arts, National Archives, several other U.S. federal government customers, and a Fortune 100 company in the technology sector.
◦Key cyber services new orders include a commercial space technology company and a U.S. federal government customer.
◦Telos AMHSTM achieved a new order from the New Zealand Defence Force as well as renewals from the Federal Aviation Administration, several other U.S. government customers and a foreign government customer.

Financial Outlook
3Q 2024
Revenue	$22 - $24 Million
YoY Growth	(39%) - (34%)
Adjusted EBITDA[1]	($8.0) - ($6.5) Million
1Adjusted EBITDA is a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" below.
This guidance consists of forward-looking statements and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements. Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided the most directly comparable GAAP measure to this forward-looking non-GAAP financial measure because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking Adjusted EBITDA is not available without unreasonable effort.
Webcast Information
Telos will host a live webcast to discuss its second quarter 2024 financial results at 8:30 a.m. Eastern Time today, August 9, 2024. To access the webcast, visit https://register.vevent.com/register/BI1cecd4daaeaf4c4e9dee956488799ddf. Related presentation materials will be made available on the Investors section of the Company’s website at https://investors.telos.com. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event on the Investors section of the Company’s website.
Forward-Looking Statements
This press release contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions, and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.

Although the Company bases these forward-looking statements on assumptions that its management believes are reasonable when made, the Company cautions the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties, and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.
Non-GAAP Financial Measures
In addition to Telos' results determined in accordance with U.S. GAAP, Telos believes the non-GAAP financial measures of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Earnings Per Share ("EPS"), Cash Gross Profit, Cash Gross Margin, and Free Cash Flow are useful in evaluating operating performance. Telos believes that this non-GAAP financial information, when taken collectively with GAAP results, may be helpful to readers of the financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.
Telos believes that EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss) and Adjusted EPS provide the Board, management and investors with a clear representation of the Company’s core operating performance and trends, provide greater visibility into the long-term financial performance of the Company, and eliminate the impact of items that do not relate to the ongoing operating performance of the business. Further, Adjusted EBITDA and Adjusted EBITDA Margin are used by the Board and management to prepare and approve the Company’s annual budget and to evaluate the performance of certain management personnel when determining incentive compensation. Cash Gross Profit and Cash Gross Margin provide management and investors a clear representation of the core economics of gross profit and gross margin without the impact of non-cash expenses and sunk costs expended. Telos uses Free Cash Flow to understand the cash flows that directly correspond with our operations and the investments the Company must make in those operations, using a methodology that combines operating cash flows and capital expenditures. Further, Free Cash Flow may be useful to management and investors in evaluating the Company's operating performance and liquidity, and to the Board to evaluate the performance of certain management personnel when determining incentive compensation. Telos believes these non-GAAP financial measures facilitate the comparison of the Company’s operating performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the Company’s results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.
EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow are supplemental measures of operating performance that are not made under GAAP and do not represent, and should not be considered as an alternative to, Net Income (Loss), Net Income (Loss) Margin, Earnings per Share, Gross Profit, Gross Margin, or Net Cash Flows provided by (used in) operating activities, as determined by GAAP.
The Company defines EBITDA as net (loss) income, adjusted for non-operating (income) expense, interest expense, provision for/(benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, adjusted for stock-based compensation expense and restructuring expenses. The Company defines EBITDA Margin, as EBITDA as a percentage of total revenue. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue. The Company defines Adjusted Net Income (Loss) as net income (loss), adjusted for non-operating (income) expense, stock-based compensation expense and restructuring expenses. The Company defines Adjusted EPS as Adjusted Net Income (Loss) divided by the weighted-average number of common shares outstanding for the period. The Company defines Cash Gross Profit as gross profit, plus noncash charges for stock-based compensation expense, depreciation and amortization, as well as non-recurring items (such as restructuring expenses) charged under cost of sales. The Company defines Cash Gross Margin as Cash Gross Profit as a percentage of total revenue. Free Cash Flow is defined as net cash provided by (used in) operating activities, less purchases of property and equipment, and capitalized software development costs.

EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow each has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Among other limitations, EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow each does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, does not reflect the impact of certain cash and non-cash charges resulting from matters considered not to be indicative of ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow differently than Telos does, which limits its usefulness as a comparative measure. Because of these limitations, neither EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin nor Free Cash Flow should be considered as a replacement for Gross Profit, Gross Margin, Net Income (Loss), Net Income (Loss) Margin, Earnings per Share, or Net Cash Flows Provided by Operating Activities, as determined by GAAP, or as a measure of profitability. Telos compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.
About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The Company serves commercial enterprises, regulated industries and government customers around the world.
Media:
media@telos.com
Investors:
InvestorRelations@telos.com

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

	(in thousands, except per share amounts)
Revenue – Security Solutions	$17,867	$17,196	$36,507	$36,969
Revenue – Secure Networks	10,631	15,715	21,610	31,164
Total revenue	28,498	32,911	58,117	68,133
Cost of sales – Security Solutions (excluding depreciation and amortization)	8,565	7,477	17,304	16,806
Cost of sales – Secure Networks (excluding depreciation and amortization)	8,187	12,905	16,828	25,140
Depreciation and amortization	2,039	170	3,317	346
Total cost of sales	18,791	20,552	37,449	42,292
Gross profit	9,707	12,359	20,668	25,841
Research and development expenses	1,459	2,646	4,629	5,479
Selling, general and administrative expenses	16,892	19,180	33,121	42,799
Operating loss	(8,644)	(9,467)	(17,082)	(22,437)
Other income	1,064	1,649	2,316	4,145
Interest expense	(160)	(184)	(335)	(433)
Loss before income taxes	(7,740)	(8,002)	(15,101)	(18,725)
Provision for income taxes	(17)	(22)	(34)	(45)
Net loss	$(7,757)	$(8,024)	$(15,135)	$(18,770)

Net loss per share:
Basic	$(0.11)	$(0.12)	$(0.21)	$(0.27)
Diluted	$(0.11)	$(0.12)	$(0.21)	$(0.27)

Weighted-average shares outstanding:
Basic	72,017	69,424	71,323	68,804
Diluted	72,017	69,424	71,323	68,804

TELOS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2024	December 31, 2023

	(in thousands, except per share and share data)
Assets:
Cash and cash equivalents	$80,104	$99,260
Accounts receivable, net	17,178	30,424
Inventories, net	1,369	1,420
Prepaid expenses	10,446	7,520
Other current assets	1,088	1,367
Total current assets	110,185	139,991
Property and equipment, net	2,876	3,457
Finance lease right-of-use assets, net	6,002	6,612
Operating lease right-of-use assets, net	723	216
Goodwill	17,922	17,922
Intangible assets, net	40,718	39,616
Other assets	3,954	885
Total assets	$182,380	$208,699
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and other accrued liabilities	$5,793	$13,750
Accrued compensation and benefits	8,113	14,569
Contract liabilities	5,783	6,728
Finance lease obligations – current portion	1,802	1,730
Operating lease obligations – current portion	200	97
Other current liabilities	1,467	2,324
Total current liabilities	23,158	39,198
Finance lease obligations – non-current portion	8,604	9,518
Operating lease obligations – non-current portion	525	123
Deferred income taxes	837	813
Other liabilities	107	44
Total liabilities	33,231	49,696
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 72,223,328 shares and 70,239,890 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	111	109
Additional paid-in capital	439,146	433,781
Accumulated other comprehensive loss	(146)	(60)
Accumulated deficit	(289,962)	(274,827)
Total stockholders’ equity	149,149	159,003
Total liabilities and stockholders’ equity	$182,380	$208,699

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

	(in thousands)
Cash flows from operating activities:
Net loss	$(7,757)	$(8,024)	$(15,135)	$(18,770)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	2,219	7,745	5,203	17,244
Depreciation and amortization	3,491	1,696	6,620	3,121
Deferred income tax provision	12	12	24	24
Accretion of discount in acquisition holdback	—	—	—	2
Loss on disposal of fixed assets	—	—	—	1
(Recovery from) provision for doubtful accounts	(73)	28	(32)	117
Amortization of debt issuance costs	18	18	35	35
Gain on early extinguishment of other financing obligations	—	—	—	(1,427)
Changes in other operating assets and liabilities:
Accounts receivable	1,575	383	13,278	5,662
Inventories	95	(137)	51	1,111
Prepaid expenses, other current assets, other assets	(2,623)	(2,518)	(2,794)	(3,445)
Accounts payable and other accrued payables	(1,214)	(1,766)	(7,763)	(6,255)
Accrued compensation and benefits	(2,913)	129	(5,967)	(235)
Contract liabilities	(210)	(1,065)	(944)	(307)
Other current liabilities	(610)	(614)	(916)	(1,091)
Net cash used in operating activities	(7,990)	(4,113)	(8,340)	(4,213)
Cash flows from investing activities:
Capitalized software development costs	(3,113)	(4,398)	(6,315)	(8,198)
Purchase of investment	(2,150)	—	(3,000)	—
Purchases of property and equipment	(235)	(47)	(332)	(270)
Net cash used in investing activities	(5,498)	(4,445)	(9,647)	(8,468)
Cash flows from financing activities:
Payments under finance lease obligations	(426)	(392)	(842)	(775)
Payment of tax withholding related to net share settlement of equity awards	—	(64)	(430)	(1,584)
Proceeds from exercise of stock options	104	—	104	—
Payment of DFT holdback amount	—	—	—	(564)
Repurchase of common stock	—	—	—	(139)
Payments for debt issuance costs	—	—	—	(114)
Net cash used in financing activities	(322)	(456)	(1,168)	(3,176)
Net change in cash, cash equivalents, and restricted cash	(13,810)	(9,014)	(19,155)	(15,857)
Cash, cash equivalents, and restricted cash, beginning of period	94,051	112,595	99,396	119,438
Cash, cash equivalents, and restricted cash, end of period	$80,241	$103,581	$80,241	$103,581

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of Net Loss and Net Loss Margin to EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin
	For the Three Months Ended				For the Six Months Ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Net loss	$(7,757)	(27.2) %	$(8,024)	(24.4) %	$(15,135)	(26.0) %	$(18,770)	(27.5) %
Other income	(1,064)	(3.7) %	(1,649)	(5.0) %	(2,316)	(4.0) %	(4,145)	(6.1) %
Interest expense	160	0.5%	184	0.5%	335	0.5%	433	0.6%
Provision for income taxes	17	0.1%	22	0.1%	34	0.1%	45	0.1%
Depreciation and amortization	3,491	12.2%	1,696	5.2%	6,620	11.4%	3,121	4.5%
EBITDA (Non-GAAP)	(5,153)	(18.1) %	(7,771)	(23.6) %	(10,462)	(18.0) %	(19,316)	(28.4) %
Stock-based compensation expense (1)	2,219	7.8%	7,745	23.5%	5,203	8.9%	17,244	25.3%
Restructuring (adjustments) expenses (2)	—	— %	(3)	— %	(10)	— %	1,197	1.8%
Adjusted EBITDA (Non-GAAP)	$(2,934)	(10.3) %	$(29)	(0.1) %	$(5,269)	(9.1) %	$(875)	(1.3) %
(1) The stock-based compensation expense to EBITDA is made up of stock-based compensation expense for the awarded RSUs, PSUs, and stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $2.4 million and $4.1 million for the three and six months ended June 30, 2024, respectively, and $5.7 million and $13.6 million, for the three and six months ended June 30, 2023, respectively. Stock-based compensation (adjustments) expense from other sources was $(0.2) million and $1.1 million for the three and six months ended June 30, 2024, respectively and $2.1 million and $3.7 million for the three and six months ended June 30, 2023, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company’s discretion whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in out of quarter adjustments to this add back to Adjusted EBITDA.
(2) The restructuring (adjustments) expenses include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.

Reconciliation of Net Loss and GAAP EPS to Non-GAAP Adjusted Net Loss and Adjusted EPS
	For the Three Months Ended				For the Six Months Ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	Adjusted Net Loss	Adjusted Earnings Per Share	Adjusted Net Loss	Adjusted Earnings Per Share	Adjusted Net Loss	Adjusted Earnings Per Share	Adjusted Net Loss	Adjusted Earnings Per Share

	(in thousands, except per share data)
Net loss	$(7,757)	$(0.11)	$(8,024)	$(0.12)	$(15,135)	$(0.21)	$(18,770)	$(0.27)
Adjustments:
Other income	(1,064)	(0.01)	(1,649)	(0.02)	(2,316)	(0.03)	(4,145)	(0.06)
Stock-based compensation expense (1)	2,219	0.03	7,745	0.11	5,203	0.07	17,244	0.25
Restructuring (adjustments) expenses (2)	—	—	(3)	—	(10)	—	1,197	0.01
Adjusted net loss (Non-GAAP measure)	$(6,602)	$(0.09)	$(1,931)	$(0.03)	$(12,258)	$(0.17)	$(4,474)	$(0.07)
Weighted-average shares of common stock outstanding, basic	72,017		69,424		71,323		68,804
(1) The stock-based compensation expense to net loss is made up of stock-based compensation expense for the awarded RSUs, PSUs, and stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $2.4 million and $4.1 million for the three and six months ended June 30, 2024, respectively, and $5.7 million and $13.6 million, for the three and six months ended June 30, 2023, respectively. Stock-based compensation (adjustments) expense from other sources was $(0.2) million and $1.1 million for the three and six months ended June 30, 2024, respectively and $2.1 million and $3.7 million for the three and six months ended June 30, 2023, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company’s discretion whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in out of quarter adjustments to this add back to Adjusted Net (Loss) Income.
(2) The restructuring (adjustments) expenses include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.

Reconciliation of Gross Profit to Cash Gross Profit; Gross Margin to Cash Gross Margin
	For the Three Months Ended				For the Six Months Ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Gross profit	$9,707	34.1%	$12,359	37.6%	$20,668	35.6%	$25,841	37.9%
Adjustments:
Stock-based compensation expense — cost of sales	228	0.8%	225	0.7%	485	0.8%	551	0.8%
Depreciation and amortization — cost of sales	2,039	7.1%	170	0.5%	3,317	5.7%	346	0.5%
Cash gross profit (Non-GAAP)	$11,974	42.0%	$12,754	38.8%	$24,470	42.1%	$26,738	39.2%

Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow
	For the Three Months Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

	(in thousands)
Net cash used in operating activities	$(7,990)	$(4,113)	$(8,340)	$(4,213)
Adjustments:
Purchases of property and equipment	(235)	(47)	(332)	(270)
Capitalized software development costs	(3,113)	(4,398)	(6,315)	(8,198)
Free cash flow (Non-GAAP)	$(11,338)	$(8,558)	$(14,987)	$(12,681)